Exhibit 10.1

                             AMENDMENT NO. 1 TO THE
                    COPYTELE, INC. 2000 SHARE INCENTIVE PLAN


By resolution of the Board of Directors of CopyTele, Inc. on July 6, 2001, the Board of Directors approved an amendment to the CopyTele, Inc 2000 Share Incentive Plan to increase the number of shares of Common Stock that may be issued thereunder from 5,000,000 to 10,000,000, subject to stockholders approval at the 2001 Annual Meeting of Stockholders. The stockholders approved this amendment on August 16, 2001.